UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

April 26, 2013
Date of Report
(Date of earliest event reported)

MSB Financial Corp.
(Exact name of Registrant as specified in its Charter)

United States	001-33246	34-1981437
(State or other jurisdiction of incorporation)	(SEC Commission File No.)	(IRS Employer Identification Number)

1902 Long Hill Road, Millington, New Jersey	07946-0417
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(908) 647-4000

Not Applicable
(Former name or former address, if changed since last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

MSB FINANCIAL CORP.

INFORMATION TO BE INCLUDED IN REPORT

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors,
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective April 26, 2013, Mr. Donald Musso was appointed to the Board of Directors of the Registrant and its wholly-owned subsidiary, Millington Savings Bank, for a term to commence as of May 20, 2013 and expiring as of the 2013 Annual Meeting of Shareholders of the Registrant anticipated to be held in November 2013.  Mr. Musso has not yet been appointed to any committees of the Board of Directors.  There were no understandings or arrangements pursuant to which Mr. Musso was appointed to the Board of Directors.  With the exception of loans in the ordinary course of business, there were no transactions of the type required to be disclosed by Item 404(a) of Regulation S-K.  All loans made to Mr. Musso or his affiliates (i) were all made in the ordinary course of business; (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Millington Savings Bank; and (iii) did not involve more than the normal risk of collectibility or present other unfavorable features.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

MSB FINANCIAL CORP.
	By:	/s/ Michael A. Shriner
Date: April 30, 2013		Michael A. Shriner President and Chief Executive Officer